Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 24, 2007 in Amendment No.1 to Registration Statement (Form S-1 No. 333-146377) and the related Prospectus of MEMSIC, Inc. for the registration of its shares common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts

November 2, 2007